Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a Registration Statement on Form F-6 (Registration No.: 333-34692), which the U.S. Securities and Exchange Commission declared effective, as well as a subsequent filing made pursuant to Rule 424(b)(3), with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   CITIBANK, N.A., as Depositary


                                                   By: /s/ Thomas Crane
                                                       -------------------------
                                                       Name:  Thomas Crane
                                                       Title: Vice President